EX-99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and “Financial Statements” in the Statement of Additional Information in this Registration Statement (Form N-1A)( Post-Effective Amendment No. 38 to File No. 033-67490; Amendment No. 40 to File No. 811-07972) of Delaware Group Adviser Funds, and the caption “Other Information” in the financial statement footnotes of the October 31, 2010 Annual Report of Delaware Pooled Trust International Fixed Income Portfolio incorporated by reference in this Registration Statement.

/s/ERNST & YOUNG LLP

Philadelphia, Pennsylvania
July 15, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 21, 2010, relating to the financial statements and financial highlights which appear in the October 31, 2010 Annual Report to Shareholders of The International Fixed Income Portfolio (one of the series constituting Delaware Pooled Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights” and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
July 15, 2011